Exhibit 99

N E W S R E L E A S E

Contacts:	John S. Penshorn
Senior Vice President
952-936-7214

Patrick J. Erlandson
Chief Financial Officer
952-936-5901

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS RECORD

THIRD QUARTER NET EARNINGS OF $0.64 PER SHARE

•	Revenues for Third Quarter Up 15% to More Than $11.3 Billion

•	Services Extended to 500,000 New Consumers

•	Operating Margin Expanded to 12.2%

•	Earnings Per Share Increased 23%

•	Operating Cash Flows of $1.2 Billion, Up 25%

•	Return on Equity of 31%

MINNEAPOLIS (October 14, 2005) – UnitedHealth Group (NYSE: UNH) achieved record results in the third quarter of 2005, reported Chairman and CEO William W. McGuire, M.D. “Third quarter results were driven by strong and diverse growth coupled with consistent operating performance across the spectrum of UnitedHealth Group businesses. Every reporting segment produced year-over-year and sequential quarterly advances in operating earnings, and our businesses in the aggregate brought services to yet another half a million Americans in the past three months.”

Quarterly Financial Performance
Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Revenues	$11.32 billion	$11.11 billion	$9.86 billion
Earnings From Operations	$1.38 billion	$1.31 billion	$1.09 billion
Operating Margin	12.2%	11.8%	11.1%

UnitedHealth Group Highlights

•	Third quarter earnings per share of $0.64 grew 23 percent from $0.52 in the third quarter of 2004, and improved 3 cents or 5 percent from the second quarter of 2005.

•	Third quarter consolidated net earnings increased to $842 million, up $144 million or 21 percent year-over-year and $33 million or 4 percent on a sequential quarter basis.

•	Consolidated revenues of $11.3 billion increased $1.5 billion or 15 percent year-over-year, and $211 million or 2 percent from the second quarter of 2005.

•	Operating costs were 14.9 percent of revenues in the third quarter, compared to 15.1 percent in the third quarter of 2004 and 14.7 percent in the second quarter of 2005. The year-over-year decline reflects advances in quality and productivity, along with the benefits of an increase in business scale. The sequential quarterly increase reflects initial consumer education and operational readiness costs related to the national introduction of the Company’s new Medicare prescription drug plans.

•	Earnings from operations increased to $1.4 billion in the third quarter, up $286 million or 26 percent over the prior year, and up $68 million or 5 percent sequentially.

•	Consolidated third quarter operating margin improved to 12.2 percent from 11.1 percent in third quarter 2004 and 11.8 percent in second quarter 2005.

UnitedHealth Group Highlights – Continued

•	Accounts receivable, excluding the AARP programs, were $528 million at September 30, 2005, and continued to represent less than 5 days sales outstanding.

•	Medical costs payable, excluding the AARP programs, increased $259 million or 6 percent year-over-year, standing at $4.9 billion at September 30, 2005. Medical costs days payable was 64 days for the quarter.

•	During the third quarter, the Company realized favorable development of $60 million in its estimates of medical costs incurred in 2004. Third quarter results also included $70 million in favorable development stemming from the first two quarters of 2005.

•	The income tax rate in the third quarter of 2005 of 36 percent increased 50 basis points sequentially and two percentage points year-over-year, primarily due to shifts in the relative size of the business in higher tax states, especially in the northeastern United States.

•	Cash flows from operations were $1.2 billion for the third quarter, up 25 percent year-over-year, and reached approximately $3.7 billion for the first nine months of 2005.

•	Available cash on hand reached $470 million at September 30, 2005, as the Company began to set aside funds for debt redemption related to the proposed PacifiCare merger. The Company also repurchased 4 million shares in the third quarter, bringing year-to-date shares repurchased and capital deployed to 49 million shares and $2.3 billion, respectively.

•	Third quarter 2005 annualized return on equity reached 31 percent.

•	The United Health Foundation committed $10 million in the third quarter to fund disaster-related community needs.

Closing Comment

“Our efforts are directed at advancing quality, access, affordability and simplicity in health care systems – and doing so for a wide array of customers and markets,” stated Dr. McGuire. “We are pleased to see that pursuing better ways to organize health resources, apply technology and use data – all done through a diverse and responsible group of businesses – is producing positive results for all concerned parties.

“Our business outlook is favorable. The continued strategic and operating advances we are making, combined with strong organic growth now being realized as each of our businesses expands their market share, will drive positive performance into 2006. We now expect full year earnings of $2.48 per share in 2005, a 26 percent advance, and foresee further earnings per share growth in 2006 of 15 percent or more, prior to considering any per share contributions from the launch of our new prescription drug plans for seniors or the pending PacifiCare merger.”

Business Description – Health Care Services

The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of multistate mid-sized and local employers and for consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50.

Quarterly Financial Performance
Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Revenues	$9.95 billion	$9.81 billion	$8.71 billion
Earnings From Operations	$976 million	$944 million	$763 million
Operating Margin	9.8%	9.6%	8.8%

Key Developments for Health Care Services

•	Revenues for Health Care Services of $10.0 billion grew $1.2 billion in the third quarter – a 14 percent year-over-year increase and a gain of $142 million or 1 percent sequentially.

•	Third quarter Health Care Services operating earnings of $976 million increased $213 million or 28 percent year-over-year. On a sequential quarter basis, operating earnings increased $32 million or 3 percent, as improved performance from AmeriChoice and continued gains from business growth at UnitedHealthcare and Ovations more than offset increased marketing and administrative cost investments associated with introducing Medicare prescription drug plans at Ovations.

•	Third quarter operating margin of 9.8 percent expanded 100 basis points year-over-year and 20 basis points sequentially.

Key Developments for Health Care Services – Continued

•	Third quarter revenues of $6.8 billion for UnitedHealthcare increased $836 million or 14 percent year-over-year and $78 million or 1 percent sequentially.

•	UnitedHealthcare served 11.4 million people as of September 30, 2005, an increase of 460,000 individuals year to date, including an increase of 265,000 individuals in the third quarter of 2005. Third quarter results were highlighted by strong internal growth of 135,000 people and supplemented by the September 19, 2005 acquisition of Neighborhood Health Partnership in Miami, Florida.

•	UnitedHealthcare’s third quarter 2005 commercial medical care ratio of 78.0 percent compared favorably to the ratio of 78.6 percent in both the second quarter of 2005 and the third quarter of 2004.

•	AmeriChoice third quarter revenues of $843 million increased $48 million or 6 percent year-over-year.

•	AmeriChoice membership of approximately 1.2 million people is essentially flat year-over-year, as organic growth in people served was offset by a membership reduction related to its withdrawal from the Illinois market during the third quarter.

•	Ovations reported revenues of $2.3 billion in the third quarter, up $358 million or 18 percent year-over-year and $65 million or 3 percent from second quarter 2005.

•	Ovations increased its Medicare Advantage health plan enrollment by 20,000 people in the third quarter, bringing year-to-date growth to 45,000 people and the year-over-year increase to 60,000 people – a 19 percent gain.

•	During the third quarter, the Centers for Medicare and Medicaid Services (CMS) awarded its approval to Ovations to offer Medicare prescription drug plans across all 50 states and all U.S. territories.

•	The lead drug plan offering from Ovations, the AARP MedicareRx plan, is priced below the market average price in 33 of the 34 designated program regions, qualifying the business to receive an estimated 650,000 seniors by direct federal assignment for January 1, 2006.

Business Description

Uniprise delivers network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans, and provides health-related consumer and financial transaction products and services.

Quarterly Financial Performance

Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Revenues	$969 million	$962 million	$842 million
Earnings From Operations	$205 million	$198 million	$171 million
Operating Margin	21.2%	20.6%	20.3%

Key Developments

•	Third quarter revenues of $969 million increased $127 million or 15 percent over third quarter 2004 and $7 million or 1 percent sequentially.

•	Uniprise serves more than 10.5 million people in the national multilocation employer segment, having increased its membership by 630,000 people in the first nine months of 2005. The total number of people served declined by 35,000 in the third quarter, a 0.3 percent sequential decrease, due to employment attrition.

•	Uniprise earnings from operations of $205 million grew $34 million or 20 percent year-over-year, as revenue expansion outpaced increases in operating costs. On a sequential quarter basis, earnings from operations improved $7 million or 4 percent, as the operating margin reached 21.2 percent, expanding 90 basis points year-over-year and 60 basis points from second quarter 2005.

Business Description

Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.

Quarterly Financial Performance
Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Revenues	$728 million	$678 million	$580 million
Earnings From Operations	$148 million	$139 million	$124 million
Operating Margin	20.3%	20.5%	21.4%

Key Developments

•	Third quarter revenues rose to $728 million, up $148 million or 26 percent year-over-year, and up $50 million or 7 percent from the second quarter of 2005, driven by strong customer growth and business expansion across the portfolio of Specialized Care Services companies.

•	In the third quarter, earnings from operations of $148 million increased $24 million or 19 percent year-over-year and $9 million or 6 percent sequentially.

•	The Specialized Care Services operating margin of 20.3 percent decreased 110 basis points year-over-year and 20 basis points from the second quarter of 2005, as revenue gains from comparatively lower margin dental benefit products changed the overall mix of business for the segment.

Business Description

Ingenix is a leader in the field of health care data, analysis and application, serving pharmaceutical companies, health insurers and other payers, physicians and other health care providers, large employers and governments.

Quarterly Financial Performance
Three Months Ended
	September 30, 2005	June 30, 2005	September 30, 2004
Revenues	$205 million	$175 million	$170 million
Earnings From Operations	$49 million	$29 million	$34 million
Operating Margin	23.9%	16.6%	20.0%

Key Developments

•	Ingenix revenues increased $35 million, or 21 percent year-over-year, to $205 million in the third quarter of 2005.

•	The Ingenix contract revenue backlog grew 25 percent year-over-year, due to strong customer demand for software products that enable payers, employers and other intermediaries to obtain a detailed understanding of medical costs and trends, software tools that improve business operations for medical service providers, and consulting and outsourced services.

•	During the third quarter, the U.S. Food and Drug Administration announced it will utilize Ingenix i3 Aperio™ software and analytic consulting services to help improve the effectiveness and speed of safety evaluations for pharmaceutical agents that have been approved for use in the U.S. market.

•	Ingenix earnings from operations increased $15 million, or 44 percent year-over-year, and the operating margin increased to 23.9 percent, up 390 basis points from third quarter 2004, due to strong contribution margins on consulting services and software product sales, as well as focused operating cost disciplines across its businesses.

About UnitedHealth Group

UnitedHealth Group (www.unitedhealthgroup.com) is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, Uniprise, Specialized Care Services and Ingenix. Through its family of businesses, UnitedHealth Group serves more than 55 million individuals nationwide.

Forward-Looking Statements

This news release may contain statements, estimates or projections that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Earnings Conference Call

As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Information page of the Company’s Web site (www.unitedhealthgroup.com). The webcast replay of the call will be available on the same site for one week following the live call. The conference call replay can also be accessed by dialing 1-800-642-1687, conference ID # 9434578. This earnings release and the Form 8-K dated October 14, 2005, which may also be accessed in the Investor Information section of the Company’s Web site, include a reconciliation of non-GAAP financial measures.

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UNITEDHEALTH GROUP

Earnings Release Schedules and Supplementary Information

Quarter Ended September 30, 2005

•	Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Segment Financial Information

•	Customer Profile Summary

UNITEDHEALTH GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
REVENUES
Premiums	$10,245	$8,920	$30,178	$23,985
Services	942	842	2,764	2,444
Investment and Other Income	135	97	378	278

Total Revenues	11,322	9,859	33,320	26,707

COSTS
Medical Costs	8,138	7,180	24,101	19,375
Operating Costs	1,690	1,488	4,942	4,151
Depreciation and Amortization	116	99	333	268

Total Costs	9,944	8,767	29,376	23,794

EARNINGS FROM OPERATIONS	1,378	1,092	3,944	2,913

Interest Expense	(62)	(34)	(166)	(86)

EARNINGS BEFORE INCOME TAXES	1,316	1,058	3,778	2,827

Provision for Income Taxes	(474)	(360)	(1,348)	(979)

NET EARNINGS	$842	$698	$2,430	$1,848

BASIC NET EARNINGS PER COMMON SHARE	$0.67	$0.55	$1.92	$1.50

DILUTED NET EARNINGS PER COMMON SHARE	$0.64	$0.52	$1.83	$1.43

Diluted Weighted-Average Common Shares Outstanding	1,319	1,341	1,327	1,295

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Cash and Short-Term Investments	$5,493	$4,505
Accounts Receivable, net	941	906
Other Current Assets	2,818	2,830

Total Current Assets	9,252	8,241
Long-Term Investments	8,235	7,748
Other Long-Term Assets	12,209	11,890

Total Assets	$29,696	$27,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medical Costs Payable	$5,888	$5,540
Commercial Paper and Current Maturities of Long-Term Debt	631	673
Other Current Liabilities	5,510	5,116

Total Current Liabilities	12,029	11,329
Long-Term Debt, less current maturities	3,850	3,350
Future Policy Benefits for Life and Annuity Contracts	1,750	1,669
Deferred Income Taxes and Other Liabilities	838	814
Shareholders’ Equity	11,229	10,717

Total Liabilities and Shareholders’ Equity	$29,696	$27,879

The table below summarizes certain balance sheet data excluding AARP related amounts:

	September 30, 2005	December 31, 2004
Accounts Receivable, net	$528	$517
Other Current Assets	$1,066	$947
Other Current Liabilities	$4,321	$3,743
Medical Costs Payable	$4,912	$4,641
Days Medical Costs in Medical Costs Payable	64	64

UNITEDHEALTH GROUP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Nine Months Ended September 30,
	2005	2004
Operating Activities
Net Earnings	$2,430	$1,848
Noncash Items:
Depreciation and amortization	333	268
Deferred income taxes and other	60	25
Net changes in operating assets and liabilities	871	744

Cash Flows From Operating Activities	3,694	2,885

Investing Activities
Cash paid for acquisitions, net of cash assumed	(286)	(1,912)
Purchases of property, equipment and capitalized software	(367)	(240)
Net sales and maturities/(purchases) of investments	(349)	344

Cash Flows Used For Investing Activities	(1,002)	(1,808)

Financing Activities
Common stock repurchases	(2,380)	(2,098)
Net change in commercial paper and debt	458	1,921
Other, net	416	473

Cash Flows (Used For) From Financing Activities	(1,506)	296

Increase in cash and cash equivalents	1,186	1,373
Cash and cash equivalents, beginning of period	3,991	2,262

Cash and cash equivalents, end of period	$5,177	$3,635

Supplemental Schedule of Noncash Investing Activities:
Common Stock Issued for Acquisitions	$—	$5,557

UNITEDHEALTH GROUP

SEGMENT FINANCIAL INFORMATION

(in millions)

(unaudited)

REVENUES
	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
UnitedHealthcare	$6,772	$5,936	$20,072	$15,519
Ovations	2,339	1,981	6,808	5,535
AmeriChoice	843	795	2,514	2,296

Health Care Services	9,954	8,712	29,394	23,350
Uniprise	969	842	2,872	2,520
Specialized Care Services	728	580	2,053	1,707
Ingenix	205	170	546	456
Corporate and eliminations	(534)	(445)	(1,545)	(1,326)

Total Consolidated	$11,322	$9,859	$33,320	$26,707

EARNINGS FROM OPERATIONS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Health Care Services	$976	$763	$2,830	$1,976
Uniprise	205	171	592	508
Specialized Care Services	148	124	420	356
Ingenix	49	34	102	73

Total Consolidated	$1,378	$1,092	$3,944	$2,913

UNITEDHEALTH GROUP

CUSTOMER PROFILE SUMMARY

(in thousands)

(unaudited)

Customer Profile	September 2005 (a)	June 2005	December 2004	September 2004
Commercial Businesses
Risk-based	11,785	11,530	10,820	10,595
Fee-based	16,750	16,665	15,525	15,265
Federal, State, and Municipal Governments	7,190	7,075	7,035	6,890
Individual Consumers	1,555	1,540	1,455	1,450
Business-to-Business	19,745	19,715	19,005	19,025

Grand Total	57,025	56,525	53,840	53,225

Consumer-directed health plans (included above)	1,060	1,005	560	235

(a) Includes 130,000 individuals served by Neighborhood Health Partnership, which was acquired in September 2005.

Supplemental Segment Profile—Health Care Services and Uniprise
	September 2005 (a)	June 2005	December 2004	September 2004
Health Care Services:
Risk-based commercial	7,805	7,700	7,655	7,635
Fee-based commercial	3,615	3,455	3,305	3,200
Medicare	375	355	330	315
Medicaid	1,230	1,265	1,260	1,240

Total Health Care Services	13,025	12,775	12,550	12,390

Uniprise	10,505	10,540	9,875	9,565